ELITE TALENT CONSULTING CORP.

9 Division Street, Apt. 201,

New York, NY 10002

P：(646) 386-2351

战略管理咨询协议

Strategic Management Consulting Agreement

本战略管理咨询协议（下称“本协议”）由以下双方于2011年         月       日在中华人民共和国（下称“中国”）广州市签署。

This Strategic Management Consulting Agreement (this “Agreement”) is made and entered into by and between the following Parties on       , 2011 in Guangzhou, the People's Republic of China (“China” or the “PRC”).

甲方：

ELITE TALENT CONSULTING CORP.

地址：   9 Division Street, Apt. 201,New York, NY 10002

Party A:

ELITE TALENT CONSULTING CORP.

Address:   9 Division Street, Apt. 201,New York, NY 10002

乙方：  **有限公司

地址：

**

Party B:  ** Co., Ltd.

Address:

**

甲方和乙方以下各称为“一方”，统称为“双方”。

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Each of Party A and Party B shall be hereinafter referred to as a "Party" respectively, and as the "Parties" collectively.

鉴于：

Whereas,

1.

甲方是一家美国注册的公司，主要为中国珠三角的中小企业提供战略管理咨询和市场营销咨询服务；

Party A is a corporation established in U.S which engages in providing strategic management consultancy services and marketing consultancy services to small and medium enterprises located in the Pearl River Delta of PRC;

2.

乙方是一家在中国注册的有限责任公司。甲方同意在本协议期间向乙方提供战略管理咨询服务，乙方同意接受甲方按本协议条款的规定提供咨询和服务。

Party B is a limited company incorporated in China. Party A is willing to provide Party B with the strategic management consultation services during the term of this Agreement, and Party B is willing to accept such services provided by Party A, each on the terms set forth herein.

据此，甲方和乙方经协商一致，达成如下协议：

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

第一条  服务提供

Article 1 Services Provided by Party A

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按照本协议条款和条件，甲方在本协议期间向乙方提供全面的战略管理咨询服务，具体内容包括：

According to the articles and terms herein, Party A shall provide the following strategic management consultation services to Party B:

（1）分析及梳理乙方的整体架构，为乙方制定各部门职能划分方案；

Analyzing Party B’s company structure and developing a plan for dividing departments’ function;

（2）就乙方的整体战略规划提供咨询意见；

Advising on overall strategic planning of Party B;

（3）为乙方制定近期及远期业务规划方案，包括分公司和子公司的业务规划方案（如有）；

Developing short term business plan and long term business plan for Party B, including business plans of branches and subsidiaries of Party B (if any);

（4）根据乙方的指示，制作与战略管理相关的各项执行方案。

Making specific plans for Party B in relation to strategic management, as required by Party B.

第二条 服务费和支付方式

Article 2 Service Fee and its Payment

作为甲方根据第一条约定向乙方提供了相关服务的对价，乙方同意向甲方支付服务费$15,000美金/年（含乙方所预提中国营业税和企业所得税）。

In consideration of services provided by Party A according to Article 1, Party B shall pay US $15,000 as annual service fee（including business tax and enterprise income tax withheld by Party B）.

乙方应在本协议签署之日起三十日内向甲方支付本协议项下的服务费。

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Party B shall pay the service fee within 30 days upon the execution of this Agreement.

第三条 生效和有效期

Article 3 Effectiveness and Term

本协议于文首标明的协议日期签署并同时生效。除非依本协议或双方其他协议的约定而提前终止，本协议有效期为1年，但甲、乙双方应自本协议签署后，每  6  个月对本协议的内容做一次审查，以决定是否需要根据当时的情况对本协议作出相应修改和补充。

This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements separately executed between the Parties, the term of this Agreement shall be 1 year. After the execution of this Agreement, both Parties shall review this Agreement every 6 months to determine whether to amend or supplement the provisions in this Agreement based on the actual circumstances at that time.

第四条 协议终止

Article 4 Termination

4.1除非依据本协议续期，本协议于到期之日终止。

Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.

4.2本协议有效期内，除非甲方对乙方有重大过失或存在欺诈行为，乙方不得提前终止本协议。尽管如此，甲方可在任何时候通过提前30天向乙方发出书面通知的方式终止本协议。

During the term of this Agreement, unless Party A commits gross negligence, or a fraudulent act, against Party B, Party B shall not terminate this Agreement prior to its expiration date. Nevertheless, Party A shall have the right to terminate this Agreement upon giving 30 days' prior written notice to Party B at any time.

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第五条 适用法律和争议解决

Article 5 Governing Law and Resolution of Disputes

5.1本协议的订立、效力、解释、履行、修改和终止以及争议的解决适用中国的法律。

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

5.2因解释和履行本协议而发生的任何争议，本协议双方应首先通过友好协商的方式加以解决。如果在一方向其他方发出要求协商解决的书面通知后30天之内争议仍然得不到解决，则任何一方均可将有关争议提交给中国国际经济贸易仲裁委员会，由该会按照其仲裁规则仲裁解决。仲裁应在深圳进行，使用之语言为中文。仲裁裁决是终局性的，对各方均有约束力。

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Shenzhen, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

5.3因解释和履行本协议而发生任何争议或任何争议正在进行仲裁时，除争议的事项外，本协议双方仍应继续行使各自在本协议项下的其他权利并履行各自在本协议项下的其他义务。

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective

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rights under this Agreement and perform their respective obligations under this Agreement.

第六条 赔偿损失

Article 6 Indemnification

甲方根据本协议向乙方提供的咨询和服务内容的过程中，给乙方造成任何损失或损害，甲方应向乙方承担赔偿责任。

Party A shall indemnify and hold harmless Party B from any losses or injuries arising from or caused by the consultations and services provided by Party A to Party B pursuant this Agreement.

第七条 协议的修改、补充

Article 7 Amendments and Supplements

双方可以书面协议方式对本协议作出修改和补充。经过双方签署的有关本协议的修改协议和补充协议是本协议组成部分，具有与本协议同等的法律效力。

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

第八条 语言和副本

Article 8 Language and Counterparts

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本协议以中文和英文书就，一式二份，甲乙双方各持一份，具有同等效力；中英文版本如有冲突，应以中文版为准。

This Agreement is written in both Chinese and English language in two copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

有鉴于此，双方已使得经其授权的代表于文首所述日期签署了本协议并即生效，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

甲方：

ELITE TALENT CONSULTING CORP.

Party A:

 ELITE TALENT CONSULTING CORP.

签字：

By:

姓名：

谢乐山

Name:

Xie Le Shan

职位：

主席

Title:

President

乙方：

**有限公司

Party B:

** Co., Ltd.

签字：

By:

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姓名：

Name:

职务：

Title:

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